Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our report dated April 26, 2013 relating to the audited financial statements of Solais Lighting, Inc. as of December 31, 2012 and for the year then ended, included in this Current Report on Form 8-K/A of PowerSecure International, Inc into previously filed Registration Statements of PowerSecure International, Inc. (f.k.a. Metretek Technologies, Inc. and Marcum Natural Gas Services, Inc) on Forms S-8, File Nos. 333-43547, 333-56697, 333-32118, 333-62714, 333-116431, 333-134938, 333-151540 and 333-182214.

/s/ Fiondella, Milone & LaSaracina LLP

Glastonbury, Connecticut April 26, 2013